Exhibit 21



               Subsidiaries of Murdock Communications Corporation


     As  of  December  31,  1999,  the  subsidiaries  of  Murdock Communications
Corporation  were  as  follows:



Name                                         Jurisdiction of Incorporation or Organization
-------------------------------------------  ---------------------------------------------
MCC Acquisition Corp.                        Iowa
Priority International Communications Inc.   Texas
ATN Communications Incorporated              Delaware
INCOMEX, Inc.                                California
Guide*Star, L.L.C. (1)                       Iowa

____________________________

(1) Murdock Communications Corporation has a 50% ownership interest in this limited liability company.